UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2007

Lpath, Inc.
(Exact name of registrant specified in charter)

Nevada	000-50344	16-1630142
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

6335 Ferris Square, Suite A, San Diego, CA  92121
(Address of principal executive offices)  (Zip Code)

(858) 678-0800
Issuer’s Telephone Number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 15, 2007, David A. Purcell, a member of the Board of Directors of Lpath, Inc. (the “Company”) notified the Company of his decision to resign as a member of the Board of Directors of the Company effective immediately. At the time of Mr. Purcell’s resignation, Mr. Purcell did not provide the reasons for his resignation; however, the Company was in the process of negotiating written indemnification agreements with its directors which would be in addition to the indemnification protections currently contained in the Company’s By-laws and the directors’ and officers’ liability insurance that the Company currently maintains. Mr. Purcell did previously communicate to the Company his concerns regarding the Company’s indemnification policies. The Company believes that the protections offered to officers and directors under its existing By-laws and maintenance of its directors’ and officers’ liability insurance is reasonably sufficient to protect the Company’s officers and directors from foreseeable indemnifiable claims, but the Company will continue to evaluate the need to offer additional protections to its existing or potential officers or directors as a means to attract qualified persons to serve in such capacities.

Item 9.01.   Financial Statements and Exhibits.

Exhibits

99.1	Resignation Notice of David A. Purcell Addressed to the Company, dated January 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lpath, Inc.

By: /s/ Scott Pancoast
Name: Scott Pancoast
Title: President and Chief Executive Officer
Dated: January 19, 2007